UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 17, 2012

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15317	98-0152841
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, CA 92123

(Address of principal executive offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 15, 2012, our board of directors approved, subject to later declaration by the board of directors, our plan to initiate a quarterly dividend of $0.17 per share in the first quarter of its fiscal 2013, which begins on July 1, 2012. We plan to pay the dividend in US currency to holders of our common stock trading on the New York Stock Exchange (NYSE). Holders of Chess Depositary Instruments (CDIs) trading on the Australian Stock Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. ResMed expects the dividend will be unfranked for Australian tax purposes.

On May 12, 2012, we issued the press release attached as Exhibit 99.1. It is incorporated into this report by reference. The press release describes the plan above, as well as our plans for chief executive officer succession.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits:	Description of Document

99.1	Press Release dated May 17, 2012

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: May 17, 2012	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general counsel
and secretary

EXHIBIT INDEX

Exhibits:	Description of Document

99.1	Press Release dated May 17, 2012.